Exhibit 10.4

AMENDMENT NO. 3

TO

PACIFICORP

COMPENSATION REDUCTION PLAN

2002 RESTATEMENT

PacifiCorp

an Oregon corporation

825 NE Multnomah

Portland, Oregon 97232

The Plan, as amended through Amendment No. 2 to the 2002 Restatement, is further amended as follows:

1.	Sale of Company

In order to conform the Plan to corporate governance changes occurring in connection with the sale of the Company to MidAmerican Energy Holdings Company, the following changes are made:

1.1	In 1.2 the first sentence is replaced with the following three sentences:

This Plan shall be administered by a committee (the “Committee”). The Chairman of the Board of Directors of the Company shall constitute the sole member unless the Chairman appoints one or more other individuals to serve on the Committee. The Committee shall have a chair, who is chosen from among its members or is the sole member of the Committee, and shall have a secretary who need not be a member.

1.2	The text of 2.1(d) is revised to read as follows:

Any other executive employee of an Employer who is designated in writing for participation by the Committee.

1.3	“Chairman of the Board of Directors of the” is inserted before “Company” in 10.1 and 10.2.
2.	Effective Date

The changes made by this amendment shall be effective in March 2006 on the closing date of the sale of the Company to MidAmerican Energy Holdings Company.

PACIFICORP
By	/s/ Gregory E. Abel

Name of signer: Gregory E. Abel
Date signed: June 2, 2006